UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2019

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

1010 NW J Street, Suite I, Bentonville, AR 72712
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ZEST	OTCQX

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2019 (the “Closing Date”), Ecoark Holdings, Inc., a Nevada corporation (the “Company”) entered into an Exchange Agreement with investors (the “Investors”) that are the holders of warrants issued in the Company’s purchase agreements entered into on (i) March 14, 2018 (the “March Purchase Agreement” and such warrants, the “March Warrants”) and (ii) August 9, 2018 (the “August Purchase Agreement” and such warrants, the “August Warrants”, and the March Warrants and the August Warrants, collectively, the “Existing Securities”).

The Investors are entitled to, with respect to the March Warrants and the August Warrants, due to the Agreement and Plan of Merger with Trend Discovery Holdings Inc. entered into by the Company on May 31, 2019, an exchange for the March Warrants and August Warrants. As a result of a cashless exercise, the Company shall issue 4,276,770 shares of the Company’s common stock to the Investors. Upon the issuance of the 4,276,770 shares, the 5,676,562 warrants issued in March Purchase Agreement and August Purchase Agreement shall be extinguished.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement attached hereto as Exhibit 10.1 and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the discussion in Item 1.01 to this Current Report on Form 8-K, which discussion is incorporated in this Item by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description.
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

July 15, 2019	Ecoark Holdings, Inc.

	By:	/s/ Randy May
Randy May Chief Executive Officer

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